Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

          AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kay L. Toolson, CEO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant  to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Monaco Coach Corporation on Form 10-K for the year ended December 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Monaco Coach Corporation on Form 10-K fairly presents in all material respects the financial condition and results of operations of Monaco Coach Corporation.

	By:	/s/ Kay L. Toolson
Kay L. Toolson
March 13, 2008		Chief Executive Officer

I, P. Martin Daley, CFO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant  to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Monaco Coach Corporation on Form 10-K for the year ended December 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Monaco Coach Corporation on Form 10-K fairly presents in all material respects the financial condition and results of operations of Monaco Coach Corporation.

	By:	/s/ P. Martin Daley
March 13, 2008		P. Martin Daley
Chief Financial Officer